UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 22, 2021

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2021, XOMA (US) LLC ( “XOMA”), a wholly-owned subsidiary of XOMA Corporation (the “Company”), entered into a royalty purchase agreement (the “Agreement”) with Viracta Therapeutics, Inc. (“Viracta”). Pursuant to the Agreement, XOMA acquired the rights to the potential future milestones and royalties associated with existing licenses relating to two clinical-stage drug candidates in exchange for an upfront payment of $13.5 million. The first candidate, Day101 (pan-RAF kinase inhibitor), is being developed by DOT Therapeutics-1, Inc., and the second candidate, vosaroxin (topoisomerase II), is being developed by Denovo Biopharma LLC. In addition, pursuant to the Agreement, Viracta will also be eligible to receive an up to $20 million pre-commercialization, event-based milestone.

Pursuant to the Agreement and subject to Viracta’s existing licenses, XOMA has acquired the right to receive (i) royalties on potential sales related to Day101, if approved, and up to $54 million in potential milestones and other payments related to Day101; and (ii) high single-digit royalties on potential sales related to vosaroxin, if approved, and up to $57 million in potential regulatory and commercial milestones, subject to certain payment provisions to a third party.

The Agreement contains certain covenants, representations and warranties regarding Viracta’s rights and obligations with respect to the existing licenses and customary covenants and representations for a transaction of this nature, including covenants that limit or restrict Viracta’s ability to incur indebtedness or liens related to the future milestones and royalties subject to the Agreement.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to such Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2021.

Item 8.01.	Other Events.

On March 22, 2021, the Company announced that its Board of Directors declared the initial quarterly dividend on the Company’s 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share and liquidation preference of $25.00 per share (the “Series A Preferred Stock”), to be paid in cash at a rate of $0.71875 per share, on or about April 15, 2021 to holders of record of the Series A Preferred Stock as of April 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: March 24, 2021	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer